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                                                                    Exhibit 21.1


                              C-CAR SUBSIDIARIES
                                March 16, 1998


PLAINS CHEVROLET, INC.
2200 I-40 East (79103)
P.O. Box 32266 (79120-2266)
(806) 374-4611
a Texas corporation

WESTGATE CHEVROLET, INC.
7300 I-40 West
P.O. Box 50850
Amarillo, Texas 79159
(806) 355-7201
a Texas corporation

QUALITY NISSAN, INC.
4121 S. Georgia (79109)
P.O. Box 8879 (79114)
Amarillo, Texas
(806) 354-3550
a Texas corporation

MIDWAY CHEVROLET, INC.
I-27 & Rockwell Road (79015)
P.O. Box 31447 (79120)
Canyon, Texas
(806) 655-7774
a Texas corporation

WORKING MAN'S CREDIT PLAN, INC.
D/B/A CROSS-CONTINENT AUTO WORLD
2400 I-40 East
Amarillo, Texas 79109
(806) 373-6161
a Texas corporation

ALLIED 2000 COLLISION CENTER, INC.
2316 I-40 East
Amarillo, Texas 79103
(806) 374-9448
a Texas corporation

CROSS COUNTRY DODGE, INC.,
D/B/A LYNN HICKEY DODGE
4025 N. May Avenue (73112)
P.O. Box 12922 (73157)
Oklahoma City, Oklahoma
(405) 946-0601
an Oklahoma corporation

DOUGLAS MOTORS, INC.
D/B/A DENVER TOYOTA
7300 N. Broadway
Denver, CO 80221
(303) 426-1026
a Colorado corporation

T-WEST SALES & SERVICE, INC.
D/B/A TOYOTA WEST
2025 S. Decatur Blvd.
(effective 4-98 6300 W. Sahara)
Las Vegas, Nevada 89102
(702) 871-4111
a Nevada corporation

SAHARA NISSAN, INC.,
D/B/A NISSAN WEST
5050 W. Sahara
Las Vegas, Nevada 89102
702/871-7000
a Nevada corporation

JRJ INVESTMENTS, INC.
D/B/A CHAISSON MOTOR CARS
2333 S. Decatur
Las Vegas, Nevada 89102
(702) 871-1010

D/B/A CHAISSON BMW
261 Auto Mall Drive
Henderson, Nevada
(702) 257-1010
a Nevada corporation

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PMWQ, INC.
1115 S. Taylor
Amarillo, Texas 79101
(806) 374-8653
a Nevada corporation

SAHARA IMPORTS, INC.
(empty corporation)
a Nevada corporation

C-CAR AUTO WHOLESALERS, INC.
(empty corporation)
a Nevada corporation